                            SOLICITATION OF PROXIES

                                  SCHEDULE 14A


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
         .......................................................................
                        Applied Signal Technology, Inc.


                        Applied Signal Technology, Inc.
                                 Brian M. Offi
                          Vice President-Finance, CFO
                           400 West California Avenue
                              Sunnyvale, CA 94086
         .......................................................................
      Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)
         (2).
[ ]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5) Total fee paid:
         .......................................................................
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         .......................................................................
         2) Form, Schedule or Registration Statement No.:
         .......................................................................
         3) Filing Party:
         .......................................................................
         4) Date Filed:
         .......................................................................

                        APPLIED SIGNAL TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 6, 1997


                  The 1997 Annual Meeting of Shareholders of Applied Signal Technology, Inc. (the "Company") will be held at the Four Points Hotel by Sheraton, located at 1100 North Mathilda, Sunnyvale, California, on March 6, 1997 at 4:00 p.m., local time, for the following purposes:

                  1. To elect three (3) Class I directors to hold office until the 1999 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

                  2. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending October 31, 1997.

                  3. To vote on a proposal to amend the Company's 1991 Stock Option Plan to (i) increase by 500,000 shares the maximum number of shares of Common Stock that may be issued under this option plan and (ii) limit to 400,000 shares the number of shares of Common Stock for which options may be granted to any one employee during any fiscal year of the Company.

                  4. To vote on a proposal to amend the Company's 1993 Employee Stock Purchase Plan to increase by 600,000 shares the maximum number of shares of Common Stock that may be issued under this plan.

                  5. To transact such other business as may properly come before the meeting, or any adjournment thereof.


                  Shareholders of record at the close of business on January 7, 1997 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.



                                              BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Gary L. Yancey
                                              ----------------------------------
                                              Gary L. Yancey, President


Sunnyvale, California
January 26, 1997


                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                 PROXY STATEMENT
                       1997 ANNUAL MEETING OF SHAREHOLDERS

                         APPLIED SIGNAL TECHNOLOGY, INC.
                           400 West California Avenue
                          Sunnyvale, California 94086
                                 (408) 749-1888

                  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Signal Technology, Inc., a California corporation (the "Company"), of Proxies for use at the Annual Meeting of Shareholders to be held on March 6, 1997, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to shareholders on approximately January 27, 1997. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company's directors, officers and others to solicit Proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Shareholders for the fiscal year ended October 31, 1996, including financial statements, is being mailed to shareholders concurrently with the mailing of this Proxy Statement.

                                  VOTING RIGHTS

                  The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only shareholders of record at the close of business on January 7, 1997 are entitled to notice of and to vote at the annual meeting. On that date, there were 8,027,288 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described.

                  All shares represented by valid Proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A shareholder who signs and returns a Proxy will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 7, 1997 by (i) each person who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock of the Company, (ii) each of the Company's directors and director-nominees, (iii) the Chief Executive Officer and the other executive officers of the Company whose total salary and bonus for the year ended October 31, 1996 exceeded $100,000, and (iv) all directors and executive officers of the Company as a group.

NAME OF BENEFICIAL OWNER OF GROUP      AMOUNT OF             PERCENT OF COMMON
AND NATURE OF BENEFICIAL OWNERSHIP(1)  BENEFICIAL OWNERSHIP  STOCK OUTSTANDING
----------------------------------     --------------------  -----------------
David D. Elliman                             526,876(2)            6.7%
  18 East 74th Street
  New York, NY 10021

James F. Collins                             499,811(3)            6.3

John R. Treichler                            500,361(4)            6.3

Gary L. Yancey                               460,361(5)            5.8

E. Keith McNett**                             68,953(6)              *

Bani M. Scribner, Jr.                         33,767(7)              *

Kenneth Snow                                  28,421(8)              *

Brian M. Offi                                 25,426(9)              *

Stuart G. Whittelsey, Jr.                      3,001(10)             *

John P. Devine                                 1,000                 *

All directors and executive officers       2,168,838(11)          27.1
as a group (11 persons)

----------
     *   Less than 1%
    **   Deceased


(1) Except as indicated in the footnotes to this table, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to joint tenancy, tenancy-in-common or community property laws, where applicable. Unless otherwise indicated, the business address of each of the beneficial owners is 400 W. California Avenue, Sunnyvale, CA 94086.

(2) Includes 276,458 shares held by Elmrock Partners as nominee for certain trusts and partnerships (including 16,249 shares held for David D. Elliman), 100,000 shares held by Rama Investment Partnership, 150,417 shares held by Underhill Charitable Trust, and 1 share held as an individual. Duo Investment Partnership, Elmrock Partners, Owenoake, L.P. and Rama Partnership are entities affiliated with Elmrock, Inc. ("Elmrock"). David D. Elliman, a director of the Company, is one of the trustees of the Underhill Charitable Trust and therefore may be deemed to beneficially own the 150,417 shares indicated as owned by the trust.

(3) Includes 360 shares subject to options that are exercisable within 60 days of January 7, 1997.

(4) Includes 360 shares subject to options that are exercisable within 60 days of January 7, 1997.

(5) Includes 360 shares subject to an option that is exercisable within 60 days of January 7, 1997.

(6) Includes 7,360 shares subject to options that are exercisable within 60 days of January 7, 1997.

(7) Includes 0 shares subject to options that are exercisable within 60 days of January 7, 1997.

(8) Includes 6,960 shares subject to options that are exercisable within 60 days of January 7, 1997.

(9) Includes 8,270 shares subject to options that are exercisable within 60 days of January 7, 1997.

(10) Includes 1,000 shares subject to options that are exercisable within 60 days of January 7, 1997.

(11) Includes 28,530 shares subject to options that are exercisable within 60 days of January 7, 1997.

                                  PROPOSAL ONE
                      NOMINATION AND ELECTION OF DIRECTORS

                  The Company's Articles of Incorporation, as amended, provide for a classified Board of Directors consisting of two classes of directors. At last year's Annual Meeting of Shareholders, three Class II Directors were elected to terms expiring in 1998. Three Class I Directors were elected in 1995 to terms expiring at this year's Annual Meeting. The Board has designated three current Directors as nominees for election at this meeting as Class I Directors (David Elliman, Gary Yancey, and John P. Devine). Directors elected at this meeting will serve until the 1999 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

                  Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

                  If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

                  Set forth below is certain information with respect to age and background for each of the Company's directors.

       NAME                POSITIONS WITH THE COMPANY           AGE  DIRECTOR SINCE
Class II directors, whose terms will expire at the 1998 Annual Meeting of
Shareholders:

James F. Collins           Laboratory Manager and Director      54       1984

John R. Treichler          Senior Scientist and Director        49       1984

Stuart G. Whittelsey, Jr.  Director                             67       1990

Class I directors, who are nominees for election at this annual meeting:

John P. Devine             Director                             59       1995

David D. Elliman           Director                             46       1991

Gary L. Yancey             President and Chairman of the Board  51       1984

                  James F. Collins, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. His present position with the Company is Laboratory Manager. Prior to co-founding the Company, Mr. Collins worked at ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, for fourteen years, most recently serving in the Strategic Systems Division. Prior to working at ARGOSystems Inc., Mr. Collins served for three years as an officer in the United States Navy.

                  John R. Treichler, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. His present position with the Company is Senior Scientist. Prior to co-founding the Company, he worked at ARGOSystems Inc. for seven years, most recently serving as a senior scientist in the Strategic Systems Division, and at Stanford University for three years in the Information Systems Laboratory.

                  Stuart G. Whittelsey, Jr. has been a director of the Company since 1990. He is a principal of his own consulting firm, Whittelsey Associates, which is engaged in corporate financial management. From July 1993 through April 1994, he was Chief Executive Officer of Lytton Garden Inc., a residence for HUD qualified seniors combined with a skilled nursing facility in Palo Alto, California. From January 1990 through June 1993, he was employed by Acurex Environmental Corporation, an environmental engineering firm, and its affiliated companies, where he most recently served as Vice President, Finance and Administration and Chief Financial Officer.

                  John P. Devine has been a director of the Company since May, 1995. Mr. Devine served as Deputy Director, National Security Agency (NSA), for Technology and Systems from 1992-1995 and as Deputy Director, NSA for Research and Engineering from 1990-1992. From 1989-1990 he served as NSA Chief of Staff. Mr. Devine is currently retired.

                  David D. Elliman has been a director of the Company since 1991. He founded in 1981 and continues to serve as a principal of Elmrock, Inc., an investment advising firm. He is a trustee of numerous trusts, the director of closely held companies and general partner of several limited partnerships engaged in investment activities. Mr. Elliman serves as President of several special purpose finance affiliates of Citicorp Bank, Chase Manhattan Bank, Sovran Financial Bank, Society Bancorp, Hyatt International and State Street Bank and Trust.

                  Gary L. Yancey, a co-founder of the Company, has served the Company as President and Chairman of the Board since the Company's incorporation in January 1984. Prior to co-founding the Company, he was employed for ten years by ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, most recently serving as Director of the Strategic Systems Division, and for seven years as an engineer with GTE Sylvania Inc., a defense electronics company.

MEETINGS OF THE BOARD OF DIRECTORS

                  During fiscal 1996, the Board held four meetings. During that period, the Audit Committee of the Board held one meeting and the Compensation Committee held one meeting. The Company does not have a nominating committee of the Board. No director serving on the Board in fiscal 1996 attended less than 75% of such meetings of the Board and the committees on which he serves.

                  The members of the Audit Committee during the Company's 1996 fiscal year were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The functions of the Audit Committee include reviewing and approving the results of the annual audit.

                  The members of the Compensation Committee during fiscal 1996 were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The function of the Compensation Committee is to set and administer the total compensation program for the executive officers of the Company.

                                  PROPOSAL TWO
                      APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board has selected Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 1997. Ernst & Young LLP has acted in such capacity since its appointment for fiscal 1985. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representatives desire and will be available to respond to appropriate questions.

                  THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that ratification by the shareholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

                  The affirmative vote of a majority of the votes cast at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.


                                 PROPOSAL THREE
                     AMENDMENT OF THE 1991 STOCK OPTION PLAN

GENERAL

                  At the Annual Meeting, the shareholders will be asked to approve amendments to the Company's 1991 Stock Option Plan (the "Option Plan") to (i) increase by 500,000 the maximum number of shares of Common Stock that may be issued under the Option Plan and (ii) limit to 400,000 the number of shares of Common Stock for which options may be granted to any one employee during any fiscal year of the Company.

                  The Company's shareholders have previously approved the reservation of 1,500,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance to employees (including officers), directors and consultants under the Option Plan. As of January 7, 1997, options to purchase an aggregate of 1,068,172 shares of Common Stock were outstanding, at a weighted average exercise price of $4.42 per share, and 221,414 shares had been issued upon the exercise of previously granted options, leaving 210,414 shares available for future option grants. To enable the Company to continue to provide long-term equity incentives, the Board of Directors has amended the Option Plan, subject to approval by the shareholders, to increase the maximum number of shares that may be issued under the Option Plan by 500,000 to an aggregate of 2,000,000 shares.

                  The Board of Directors believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because competition for highly qualified individuals in the Company's industry is intense, management believes that to successfully attract the best candidates, the Company must offer a competitive stock option program as an essential component of its compensation packages. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued growth and profitability. The proposed amendment is intended to ensure that the Option Plan will continue to have available a reasonable number of shares to meet these needs.

                  In addition to the proposed increase in the maximum number of shares issuable under the Option Plan, the shareholders will be asked to approve an amendment placing a limit on the number of shares for which options may be granted in any fiscal year to any employee, including the Company's executive officers. This limit is intended to preserve the Company's ability to deduct in full for federal income tax purposes the ordinary income recognized by its executive officers in connection with stock options granted under the Option Plan. Effective January 1, 1994, section 162(m) of the Internal Revenue Code of 1986 (the "Code") was amended to limit the amount of compensation paid to a publicly held corporation's chief executive officer and its four other most highly compensated officers that the corporation may deduct as an expense. For purposes of section 162(m), any compensation expense attributable to stock options is subject to this limitation on deductibility unless, among other things, the plan under which the options are granted includes a limit on the number of shares for which options may be granted to any one employee in a specified period. To enable the Company to continue to deduct such amounts in full, the Board of Directors has amended the Option Plan, subject to approval by the shareholders, to provide that no employee may be granted in any fiscal year of the Company, options to purchase in the aggregate more than 400,000 shares of Common Stock (the "Grant Limit"). The Grant Limit is subject to appropriate adjustment in the event of a stock split or similar change in the Company's capital structure.

SUMMARY OF THE OPTION PLAN, AS AMENDED

                  The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

                  General. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. It provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonqualified stock options.

                  Shares Subject to Plan. The shareholders have previously authorized an aggregate of 1,500,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of Common Stock that may be issued under the plan is 2,000,000. Furthermore, as amended, the Option Plan would impose a Grant Limit under which no employee may be granted in any fiscal year of the Company options to purchase in the aggregate more than 400,000 shares of Common Stock. Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

                  Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonqualified stock option, the timing and terms of exercisability and vesting of each option, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

                  Eligibility. Options may be granted under the Option Plan to employees (including officers), directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. As of January 7, 1997, the Company had approximately 579 employees, including 4 executive officers, 6 directors and 0 consultants eligible under the Option Plan. While any person eligible under the Option Plan may be granted a nonqualified stock option, only employees may be granted incentive stock options.

                  Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonqualified stock option may be greater than, equal to or less than such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of January 7, 1997, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $4.63 per share.

                  The option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state and foreign taxes, if any, relating to the exercise of the option.

                  Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. The maximum term of an option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Generally, options granted under the Option Plan become exercisable in full two years after the date of grant, subject to the optionee's continued service with the Company, and have a term of five years.

                  Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonqualified stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement. Options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for twelve months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

                  Change in Control. The Option Plan provides that in the event of (i) a merger in which the Company is a party or the direct or indirect sale or exchange by the shareholders of all or substantially all of the Company's stock wherein, upon any such event, the shareholders of the Company before such event do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company (a "Change in Control"), the acquiring or successor corporation must assume the Company's rights and obligations under the outstanding options or substitute new options for such corporation's stock. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to the Change in Control, they will terminate. However, the Option Plan provides that the vesting of options granted prior to January 4, 1992 will accelerate if the acquiring or successor corporation elects not to assume such options or grant replacement options in connection with a merger or asset sale.

                  Termination or Amendment. The Option Plan will continue in effect until January 18, 2001, unless earlier terminated by the Board. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder or change the class of persons eligible to receive options. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

                  Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonqualified Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

                  The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonqualified Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to options subject to the alternative minimum tax.

                  Nonqualified Stock Options. Options not designated or qualifying as incentive stock options will be nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

                  The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

                            The Board of Directors believes that the proposed
amendments to the Option Plan increasing to 2,000,000 the maximum aggregate number of shares of Common Stock issuable under the plan and the establishment of the Grant Limit described above are in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN TO 2,000,000 AND TO ESTABLISH THE GRANT LIMIT.


                                  PROPOSAL FOUR
               AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

                  At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") to increase by 600,000 the maximum number of shares of Common Stock that may be issued under the Purchase Plan.

                  The Company's shareholders have previously approved the reservation of 1,000,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance to employees under the Purchase Plan. As of January 7, 1997, 878,087 shares of Common Stock had been issued under the Purchase Plan, leaving 121,913 shares available for future purchases.

                  The Board of Directors believes that the Purchase Plan benefits the Company and its shareholders by providing its employees with an opportunity to purchase shares of Common Stock that is helpful in attracting, retaining, and motivating valued employees. To provide an adequate reserve of shares to permit the Company to continue the Purchase Plan, the Board of Directors has amended the Purchase Plan, subject to approval by the shareholders, to increase the maximum number of shares that may be issued under the Purchase Plan by 600,000 to an aggregate of 1,600,000 shares.

SUMMARY OF THE PURCHASE PLAN, AS AMENDED

                  The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

                  General. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Offering or the Purchase Plan prior to such date.

                  Shares Subject to Plan. The shareholders have previously authorized an aggregate of 1,000,000 shares of the Company's Common Stock for issuance upon the exercise of Purchase Rights granted under the Purchase Plan. As amended, the Purchase Plan would provide that the maximum aggregate number of authorized but unissued shares of Common Stock that may be issued under the plan is 1,600,000. Appropriate adjustments will be made to the shares subject to the Purchase Plan and to outstanding Purchase Rights upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

                  Administration. The Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right.

                  Eligibility. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan, except for any employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company.

                  Offerings. Generally, each Offering of Common Stock under the Purchase Plan is for a period of 24 months (an "Offering Period"). Offering Periods will generally commence on or about June 1 and December 1 of each year (an "Offering Date"). Generally, each Offering Period is comprised of four six-month "Purchase Periods" ending on or about the last days of November and May (a "Purchase Date"). The Board may establish a different term for one or more Offerings or different commencement or ending dates for any Offering Period or Purchase Period.

                  Participation and Purchase of Shares. Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the Offering Date. Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee's compensation on any payday during the Offering Period. Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

                  Subject to certain limitations, each participant in an Offering has a Purchase Right equal to a number of whole shares determined by dividing $50,000 by the fair market value of a share of Common Stock on the Offering Date. However, no participant may purchase under the Purchase Plan shares of Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased).

                  On each Purchase Date, the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of the Company's Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing sale price per share on such date as reported on the Nasdaq National Market. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period.

                  A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

                  Change in Control. The Purchase Plan provides that, in the event of (i) a sale or exchange by the shareholders of all or substantially all of the Company's stock, a merger or consolidation in which the Company is a party, or the sale, exchange or transfer of all or substantially all of the assets of the Company, wherein, upon any such event, the shareholders of the Company before such event do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred, or (ii) a liquidation or dissolution of the Company (a "Change in Control"), the acquiring or successor corporation may assume the Company's rights and obligations under the Purchase Plan. However, if the acquiring or successor corporation elects not to assume the outstanding Purchase Rights, the Board must provide that all outstanding Purchase Rights will become immediately exercisable prior to the Change in Control. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

                  Termination or Amendment. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the Purchase Plan, except that the approval of the Company's shareholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the Purchase Plan.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

                  Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) 15% of the fair market value of the shares on the Offering Date. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or
(ii) 15% of the fair market value of the shares on the Offering Date is recognized as ordinary income in the year of the participant's death.

                  If the exercise of a Purchase Right does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonqualified stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

                  A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Both long-term and short-term capital gains are at present generally subject to the same tax rates as ordinary income, except that long-term capital gains are currently subject to a maximum tax rate of 28%.

                  If the participant disposes of the shares in a disqualifying disposition the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

                  The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

                  The Board of Directors believes that the continued opportunity to purchase shares under the Purchase Plan at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interest of the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PURCHASE PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN TO 1,600,000.



                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth information for each of the Company's last three fiscal years concerning the compensation of the chief executive officer of the Company and the other executive officers of the Company whose total salary and bonus for service in all capacities to the Company for the fiscal year ended October 31, 1996 exceeded $100,000 during such fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                  ANNUAL COMPENSATION         COMPENSATION
                                                  -------------------         ------------

          NAME AND                         FISCAL                              SECURITIES
     PRINCIPAL POSITION                     YEAR   SALARY ($)  BONUS ($)  UNDERLYING OPTIONS (#)
     ------------------                     ----   ----------  ---------  ----------------------
Gary L. Yancey                              1996    $334,199    $   998              0
President and Chief Executive Officer       1995     292,061     10,418              0
                                            1994     277,633      9,246              0

Edward Keith McNett(*)                      1996     202,556        557              0
Vice President-Strategic Systems Division   1995     175,272      6,253          1,000
                                            1994     165,028      5,548              0

Kenneth Snow                                1996     193,677        557              0
Vice President-Operations                   1995     164,764      5,869          1,000
                                            1994     155,380      5,141              0

Brian M. Offi                               1996     195,255        556              0
Vice President Finance and                  1995     175,272      6,295          6,000
Chief Financial Officer                     1994     166,376      5,491              0

Bani M. Scribner, Jr                        1996     149,057          0         20,000
Vice President-Strategic Systems(**)
Division

     * Deceased
     ** Effective 11/96


OPTION GRANTS IN FISCAL 1996

                  No Options were granted in fiscal 1996 to the persons named in the Summary Compensation Table.

OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES

                  None of the persons named in the Summary Compensation Table exercised options in fiscal 1996. The following table provides the specified information concerning unexercised options held as of October 31, 1996 by the persons named in the Summary Compensation Table:

                          AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES                  VALUE
                                                UNDERLYING                  OF UNEXERCISED
                                               UNEXERCISED                    IN-THE-MONEY
                                           OPTIONS AT 10/31/96            OPTIONS AT 10/31/96(2)
                                      ------------------------------  ------------------------------
               NAME                   EXERCISABLE (1)  UNEXERCISABLE  EXERCISABLE (1)  UNEXERCISABLE
               ----                   ---------------  -------------  ---------------  -------------
               Gary L. Yancey              360                 0                0            0

               E. Keith McNett(*)        7,360                 0          $17,500            0

               Brian M. Offi             8,103             6,167                0            0

               Kenneth Snow              6,960             1,000           10,000            0

               Bani M. Scribner, Jr.         0            20,000                0            0
                      * Deceased

         ----------
         (1) Company stock options are generally exercisable over a four-year period at the rate of one-fourth one year after the date of grant and 1/48 per month for each full month thereafter provided the optionee continues to be employed by the Company. Some options are only exercisable at the end of a two-year vesting period. Under the Company's 1991 Stock Option Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options.

         (2) Based on the value of $4.75 which was the closing price of the Company's Common Stock as reported by Nasdaq National Market on October 31, 1996.

COMPENSATION OF DIRECTORS

                       Directors who are employees of the Company are not compensated by the Company for services provided as a director. The following table provides the specified information concerning all compensation paid to persons who are directors of the Company during the fiscal year ended October 31, 1996 who are not named in the Summary Compensation Table.

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                           CASH COMPENSATION         SECURITY GRANTS
                           -----------------  ------------------------------
                                                                  NUMBER OF
                            ANNUAL            CONSULTING  NUMBER  SECURITIES
                           RETAINER  MEETING     OR         OF    UNDERLYING
NAME                         FEES     FEES    OTHER FEES  SHARES   OPTIONS
John P. Devine(1)          $16,000     0          0          0        0
David D. Elliman(1)        $16,000     0          0          0        0
Stuart G. Whittelsey, Jr.  $16,000     0          0          0        0

----------
                  (1) Mr. Elliman and Mr. Devine, who do not reside in the San Francisco Bay Area, are also reimbursed for out-of-pocket travel expenses incurred in attending meetings of the Board of Directors as per the Company's Travel Policy.

CHANGE OF CONTROL ARRANGEMENTS

                  Under the Company's 1991 Stock Option Plan (the "Option Plan"), upon a change of control of the Company pursuant to a merger or acquisition of the Company, the acquiring or surviving company must either assume the Company's obligations under outstanding options or substitute options for its own shares. For options granted by the Company under the Option Plan prior to January 4, 1992, if the acquiring or surviving company in certain transactions does not either assume these obligations or substitute these options, the Board must accelerate the vesting and exercisability of unvested and unexercisable options to a date prior to the completion of the transaction. Under the terms of the Option Plan, all accelerated options not exercised prior to the completion of the transaction will terminate. Of the officers named in the Summary Compensation Table, Messrs. McNett and Snow hold options granted under the Option Plan prior to January 4, 1992 to purchase 7,000 shares and 4,000 shares, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

                  At the time the Compensation Committee of the Board of Directors set compensation for the Company's executive officers for fiscal 1996, the Committee was comprised of the three non-employee directors, Messrs. Elliman, Devine and Whittelsey.

                  The Compensation Committee is responsible for setting and administering the total compensation program for the executive officers of the Company. Recommendations for annual salary for the executive officers are made by the Chief Executive Officer ("CEO") and the Company's Human Resources Manager.

                  Salaries are generally set for the executive officers by evaluating their performance, evaluating their goals, evaluating the importance of each position to the achievement of the Company's strategic goals, and comparing compensation for the same positions at similarly sized electronics companies.

                  The compensation of the Company's executive officers consists of salaries which are set toward the upper end of the appropriate salary ranges and relatively modest bonuses received under plans in which all employees of the Company participate (under which bonuses are determined using a common objective formula based upon the entire Company's profit performance), thereby leading to total cash compensation (salary and bonus) of the Company's executive officers within the range of the total cash compensation of similarly situated counterparts.

                  For fiscal 1996 the Committee considered whether to change the historical compensation structure for the executive officers to provide for discretionary cash bonuses or equity awards such as stock options based on personal performance goals. The committee has decided to increase the use of stock options for executive compensation. It believes this will more closely align the compensation of Company executives with the packages offered executives at other similarly-sized electronic companies. At the date of this report, the awards are contemplated but not yet made.

                  With the background of this philosophy, the Compensation Committee used the following criteria to establish compensation for fiscal 1996 for its executive officers. First, the Committee considered the current importance of each position held by an executive officer to the ability of the Company to achieve its strategic objectives, including not only the importance of the function of the group managed by the executive officer, but also the group's management needs, considering its organization and operation. Second, the Committee received and considered compensation survey data covering the total cash compensation (salary and bonus) paid by companies in the electronics industry with similar annual revenues to the Company. Finally, the Committee reviewed the self-evaluations of each executive officer and the CEO's annual review of all other executive officers.

                  With respect to the Company's CEO, the Committee evaluated his performance during fiscal year 1996 with respect to the Company's revenues, the Company's profit margin, the size and progress of the Company's research and development efforts, and the quality of the CEO's management of his line managers. The Committee unanimously concluded that the CEO had a successful fiscal year, and approved a percentage increase in the CEO's salary which was in line with the Company's average salary increase for the fiscal year and placed the CEO in approximately the 75-80th percentile in terms of total cash compensation as compared to his peers at similarly sized electronics companies.


                  The Company's policy with respect to compensation paid to its executive officers is to deduct such compensation which qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense.

                                                 THE COMPENSATION COMMITTEE
                                                    David D. Elliman
                                                    John P. Devine
                                                    Stuart G. Whittelsey, Jr.

                        COMPARISON OF SHAREHOLDER RETURN

                  Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 400 Mid-Cap Index ("S&P 400") and the Standard & Poor's Aerospace and Defense Index ("S&P Aerospace and Defense") for the period commencing on March 31, 1993, and ending on October 31, 1996.

           COMPARISON OF CUMULATIVE TOTAL RETURN FROM MARCH 31, 1993
                          THROUGH OCTOBER 31, 1996(2)

      APPLIED SIGNAL TECHNOLOGY, INC., S&P 400, S&P AEROSPACE AND DEFENSE


                                   [CHART 1]
PLOT POINTS

                        Applied Signal Technology       S&P 400 Mid-Cap         S&P Aerospace and Defense
31 Mar. 1993            $100.00                         $100.00                 $100.00
29 Oct. 1993            $ 82.14                         $106.61                 $116.67
Oct. 1994               $ 57.14                         $106.96                 $128.65
Oct. 1995               $ 67.86                         $127.20                 $186.08
Oct. 1996               $ 67.86                         $146.85                 $249.46

------------
(1) The effective date of the Company's initial public offering was March 26, 1993. Industry index information is available for month-ends only.

(2) Assumes that $100.00 was invested on March 31, 1993, in the Company's Common Stock and each index and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

                  Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices at 400 West California Avenue, Sunnyvale, California 94086 no later than September 29, 1997 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

                  At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                               /s/ Gary L. Yancey
                                              ----------------------------------
                                              Gary L. Yancey, President


 Dated: January 26, 1997

                        APPLIED SIGNAL TECHNOLOGY, INC.

                       1991 STOCK OPTION PLAN, AS AMENDED

                         (AS AMENDED JANUARY 25, 1997)


         1. Purpose. On January 18, 1991, the Applied Signal Technology, Inc., 1991 Stock Option Plan (the "Prior Plan") was adopted. The Prior Plan is hereby amended and restated in its entirety and renamed the Applied Signal Technology, Inc. 1991 Stock Option Plan, as Amended (the "Plan"). The Plan is established to attract, retain and reward persons providing services to Applied Signal Technology, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Administration.

                  (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                  (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code ("Incentive Stock Options") or nonqualified stock options.

                  (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

                  (d) Administration with Respect to Insiders. With respect to the participation in the Plan of officers or directors of the Company or any other person whose transactions in the common stock of the Company are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the requirements, if any, of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation.

                  (e) Compliance with Section 162(m) of the Code. If a Participating Company is a "publicly held corporation" as defined in paragraph
(2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

         3. Eligibility and Option Limitations.

                  (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one (1) Option.

                  (b) Restrictions on Option Grants. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option.

                  (c) Section 162(m) Grant Limit. Subject to adjustment as provided in paragraph 8 below, at any such time as a Participating Company is a "publicly held corporation" as defined in paragraph 2 of Section 162(m), no employee shall be granted within any fiscal year of the Company Options which in the aggregate cover more than four hundred thousand (400,000) shares (the "Section 162(m) Grant Limit").

         4. Shares Subject to Option. Options shall be for the purchase of authorized but unissued or reacquired shares of the common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be two million (2,000,000) shares. In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

         5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from January 18, 1991.

         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

                  (a) Option Price. The option price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option price per share for a nonqualified stock option may be greater than, equal to, or less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an option price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

                  (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

                  (c) Payment of Option Price.

                         (i) Forms of Payment Authorized. Payment of the option
price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the option price, (iii) by the Optionee's recourse promissory note, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard form or forms of stock option agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the option price and/or which otherwise restrict one (1) or more forms of consideration.

                         (ii) Tender of Company Stock. Notwithstanding the
foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Unless otherwise provided for by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                         (iii) Payment by Promissory Note. No promissory note
shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five (5) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company. Unless otherwise provided by the Board, in the event the Company at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                         (iv) Assignment of Proceeds of Sale. The Company
reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.


                  (d) Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                         (i) the direct or indirect sale or exchange by the
shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

                         (ii) a merger in which the Company is not the surviving
corporation;

                         (iii) a merger in which the Company is the surviving
corporation where the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger;

                         (iv) the sale, exchange, or transfer of all or
substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

                         (v) a liquidation or dissolution of the Company.

         In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. With respect to outstanding Options granted by the Board prior to January 4, 1992, in the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger described in (ii) above or a sale of assets described in (iv) above, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Board so determines. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 6(d) shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

         7. Standard Forms of Stock Option Agreement. The Board may, from time to time adopt or amend a standard form or forms of stock option agreement. Any standard form of stock option agreement for an Option shall properly reflect such Option's status as an Incentive Stock Option or a nonqualified stock option, as the case may be. The Board may, from time to time, vary the terms of the standard form or forms of stock option agreement, either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by an Optionee on exercise of an Option in the event such Optionee's employment with the Participating Company Group is terminated for any reason, with or without cause. Unless otherwise provided by the Board at the time an Option is granted, or unless otherwise provided in the standard form or forms of stock option agreement as revised from time to time, the terms of the standard form of stock option agreement shall include the following:

                  (a) Tax Withholding. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, an Optionee shall authorize payroll withholding and otherwise agree to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares of Stock acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

                  (b) Certificate Registration. The certificate or certificates for the shares of Stock as to which an Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

                  (c) Restrictions on Grant of the Option and Issuance of Shares. The grant of an Option and the issuance of shares of Stock on exercise of the Option shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. An Option may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares of Stock issuable on exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of an Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                  (d) Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the exercise of an Option.

                  (e) Termination of Employment.

                         (i) Termination of the Option. If the Optionee ceases
to be an employee of the Participating Company Group for any reason except death or disability within the meaning of section 422(c) of the Code, an Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminates, but in any event no later than the date of expiration of the Option term. If the Optionee's employment with the Participating Company Group is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, an Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three
(3) months after the Optionee's termination of employment.

                         (ii) Termination of Employment Defined. For purposes of
this paragraph 7(e), an Optionee's employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company.

                         (iii) Extension if Exercise Prevented by Law.
Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented because the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulation, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the date of expiration of the Option term.

                         (iv) Leave of Absence. For purposes hereof, an
Optionee's employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, an Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, however, a leave of absence shall be treated as employment for purposes of determining the exercisability and/or vesting of the Options held by an Optionee if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given.

                         (v) Application to Directors, Consultants and Advisors.
In the event an Optionee is a director or consultant, advisor, or other independent contractor but not an employee of a Participating Company at the time an Option is granted, termination of the Optionee's status as a director or consultant, advisor, or other independent contractor of the Participating Company shall be deemed to be termination of the Optionee's "employment" for purposes of interpreting this paragraph 7(e).

                  (f) Legends. The Company may at any time place legends referencing any applicable federal or state securities law restrictions and the fact that the shares of Stock were issued by the Company pursuant to the exercise of an Incentive Stock Option (as defined in section 422(b) of the Code), as the case may be, on all certificates representing shares of Stock subject to the provisions of this paragraph 7. An Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to the exercise of an Option in the possession of the Optionee in order to effectuate the provisions of this paragraph.

                  (g) Rights as a Shareholder or Employee. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 8 below. Nothing in an Option shall confer upon an Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

         8. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, to the Section 162(m) Grant Limit set forth in paragraph 3(c) above, and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares of Stock that are subject to an Option are exchanged for, converted into, or otherwise become shares of another corporation (the "New Shares"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendments, the number of shares of Stock and the option price of the outstanding Options shall be adjusted in a fair and equitable manner.

         9. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

         10. Nontransferability of Incentive Stock Options. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, a nonqualified stock option shall be assignable or transferable to the extent permitted by the Board and set forth in the option agreement evidencing such Option.

         11. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's shareholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 8 above), (b) no change in the class of persons eligible to receive Incentive Stock Options and
(c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no termination or amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

         12. Continuation of Prior Plan as to Outstanding Options. Notwithstanding any other provision of the Plan to the contrary, the terms of the Prior Plan shall remain in effect and apply to Options granted pursuant to the Prior Plan.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Applied Signal Technology, Inc. 1991 Stock Option Plan, As Amended, as amended by the Board through January 25, 1997.



                                                   _____________________________
                                                   Secretary

                                  PLAN HISTORY


         January 18, 1991 Plan adopted by Board of Directors with 1,500,000 shares in the reserve

         February 28, 1991 Plan approved by Shareholders

         March 6, 1992 Plan amended by Board of Directors re terms of Transfer of Control

         March 7, 1996 Plan amended by Board of Directors to eliminate private company provisions no longer applicable

         January 25, 1997 Plan amended by Board of Directors to (a) increase share reserve to 2,000,000, (b) establish a Section 162(m) Grant Limit of 400,000 shares, and (c) permit the grant of transferable nonqualified stock options

         , 1997 Shareholders approve Plan, with a share reserve of 2,000,000 shares ??

                         APPLIED SIGNAL TECHNOLOGY, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                          (As Amended January 25, 1997)


        1. Purpose. The Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of Applied Signal Technology, Inc., a California corporation, and any successor corporation thereto (collectively, "Applied Signal"), and any current or future parent corporation or subsidiary corporations of Applied Signal (collectively referred to as the "Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Applied Signal. Applied Signal and any parent or subsidiary corporation shall be individually referred to as a "Participating Company." For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         The Company intends that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

        An employee participating in the Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during a Purchase Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (a "Purchase Right") which may or may not be exercised at the end of a Purchase Period.

        2. Administration. The Plan shall be administered by the Board of Directors of Applied Signal (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

         3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be 1,600,000 shares of Applied Signal's authorized but unissued common stock (the "Shares"). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

        4. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an "employee" of such Participating Company.

         5. Offering Dates.

                (a) Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by offerings (individually, an "Offering") of twenty-four (24) months duration (an "Offering Period"). The initial Offering shall commence on June 1, 1993 and end on May 31, 1995 (the "Initial Offering Period"). Subsequent Offerings shall commence on June 1 and December 1 of each year and end on the second May 31 and November 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, Applied Signal shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

                (b) Purchase Periods. Each Offering Period shall consist of four
(4) consecutive purchase periods of six (6) months duration (individually, a "Purchase Period"). The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on June 1 shall end on the next November 30. A Purchase Period commencing on December 1 shall end on the next May 31. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. In the event the first and/or last day of a Purchase Period is not a business day, Applied Signal shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

                (c) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining shareholder approval of the Plan.

         6. Participation in the Plan.

                (a) Initial Participation. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office not later than the close of business for such payroll office on the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company's payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. Applied Signal may, from time to time, change the Subscription Date as deemed advisable by Applied Signal in its sole discretion for proper administration of the Plan.

                (b) Continued Participation. A Participant shall automatically participate in the Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Plan pursuant to paragraph 11(b) or (iii) terminates employment as provided in paragraph 12. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period of such Offering pursuant to paragraph 11(d), then the Participant shall automatically participate in the Offering Period commencing on the next business day. If a Participant automatically may participate in a subsequent Offering Period pursuant to this paragraph 6(b), then the Participant is not required to file any additional subscription agreement for such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may file a subscription agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

        7. Right to Purchase Shares. Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase that number of whole Shares arrived at by dividing Fifty Thousand Dollars ($50,000.00) by the fair market value of a share of the common stock of Applied Signal on the Offering Date of such Offering Period. The fair market value of such share shall be determined in accordance with paragraph 8 below. Shares may only be purchased through a Participant's payroll withholding pursuant to paragraph 9 below.

        8. Purchase Price. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the "Offering Exercise Price") shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period or (b) the fair market value of the Shares on the given Purchase Date. The fair market value of the Shares on the applicable dates shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System (or the average of the closing bid and asked prices if the Shares are so quoted instead), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

        9. Payment of Purchase Price. Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering (a) shall include the Participant's base salary before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include overtime, bonuses, annual awards, other incentive payments, shift premiums, long-term disability, worker's compensation or any other payments not specifically referenced in (a). Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

                (a) Election to Increase or Decrease Withholding. During an Offering Period, a Participant may elect to increase or decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the "Change Notice Date." The "Change Notice Date" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time. Notwithstanding the foregoing, the ability of a Participant to increase the amount withheld from his or her Compensation during an Offering Period shall be effective only for Offering Periods beginning on or after June 1, 1997.

                (b) Limitations on Payroll Withholding. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant's Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

                (c) Payroll Withholding. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                (d) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                (e) No Interest Paid. Interest shall not be paid on sums withheld from a Participant's Compensation, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.

                (f) Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant's Purchase Right. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

                (g) Return of Cash Balance. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Purchase Period or Offering Period.

                (h) Tax Withholding. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

                (i) Company Established Procedures. The Company may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code.

                (j) Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

        10. Limitations on Purchase of Shares; Rights as a Shareholder.

                (a) Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by Applied Signal or a parent or subsidiary corporation of Applied Signal) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

                (b) Pro Rata Allocation. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

                (c) Rights as a Shareholder and Employee. A Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

        11. Withdrawal.

                (a) Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office, a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Shares acquired by the Participant in such Purchase Period. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. By withdrawing from an Offering effective as of the close of a given Purchase Date, a Participant may have Shares purchased on such Purchase Date and immediately commence participation in the new Offering commencing immediately after such Purchase Date. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

                (b) Withdrawal from the Plan. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office. Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

                (c) Return of Payroll Deductions. Upon withdrawal from an Offering or the Plan pursuant to paragraphs 11(a) or 11(b), respectively, the withdrawn Participant's accumulated payroll deductions which have not been applied toward the purchase of Shares shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) above), to the Participant, and the Participant's interest in the Offering and/or the Plan, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                (d) Automatic Withdrawal From an Offering. If the fair market value of the Shares on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the fair market value of the Shares on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period and (ii) be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period.

        12. Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12 unless the Board elects otherwise pursuant to paragraph 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

        13. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to Applied Signal.

                (a) a merger or consolidation in which Applied Signal is not the surviving corporation; or

                (b) a reverse triangular merger or consolidation in which Applied Signal is the surviving corporation where the shareholders of Applied Signal before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting of Applied Signal; or

                (c) the sale, exchange, or transfer of all or substantially all of Applied Signal's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of Applied Signal before such sale, exchange, or transfer retain, directly or indirectly, a least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred); or

                (d) the direct or indirect sale or exchange by the shareholders of Applied Signal of all or substantially all of the stock of Applied Signal where the shareholders of Applied Signal before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Applied Signal after such sale or exchange; or

                (e) the liquidation or dissolution of Applied Signal.

        In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), that such corporation assume the Company's rights and obligations under the Plan. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under the Plan in connection with a merger described in (a) or (b) above, the Board shall provide that all outstanding Purchase Rights shall be immediately exercisable as of a date prior to the Transfer of Control, as the Board so determines. The exercise of a Purchase Right that was permissible solely by reason of this paragraph 13 shall be conditioned upon the consummation of the Transfer of Control. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

        14. Capital Changes. In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger (including a merger effected for the purpose of changing Applied Signal's domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the Plan's share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.

        15. Non-Transferability. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

        16. Reports. Each Participant who exercised all or part of his or her Purchase Right for a Purchase Period shall receive, as soon as practicable after the Purchase Date of such Purchase Period, a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 9(g) above, if any. Each Participant shall be provided information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

        17. Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued.

        18. Restriction on Issuance of Shares. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

        19. Legends. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

        "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE __________, 19__ . THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE."

        20. Notification of Sale of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

        21. Amendment or Termination of the Plan. The Board of Directors of Applied Signal may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws). In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

        IN WITNESS WHEREOF, the undersigned Secretary of Applied Signal Technology, Inc. certifies that the foregoing Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan was duly adopted by the Board on January 22, 1993 and amended by the Board on January , 1997.



                                    Secretary